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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CIT Group Inc. (formerly Tyco Capital Corporation) of our reports dated January 23, 2003 and October 18, 2001 (except as to the reacquisition of international subsidiaries described in Note 24 and the reorganization of Tyco Capital Holding Inc. described in Note 1, which are as of February 11, 2002 and July 1, 2002, respectively) relating to the consolidated balance sheets of CIT Group Inc. and its subsidiaries as of December 31, 2002, September 30, 2002 and September 30, 2001 and the related consolidated statements of income, stockholders' equity and cash flows for the three months ended December 31, 2002, the year ended September 30, 2002, the period from June 2, 2001 through September 30, 2001 and the period from January 1, 2001 through June 1, 2001, which appear in CIT Group Inc.'s Transition Report on
Form 10-K for the transition period from October 1, 2002 to December 31, 2002. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
______________________________________
PricewaterhouseCoopers LLP
New York, New York
March 20, 2003